EXHIBIT 10.13

                                                                  EXECUTION COPY

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 1, 2003 by and between FIND/SVP, Inc., a New York corporation (the "Company"), and Petra Mezzanine Fund, L.P. (the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Glossary of Defined Terms attached as EXHIBIT A.

      WHEREAS, the Company wishes to issue and sell to the Investor 333,333 shares (the "Preferred Shares") of the authorized but unissued Series A Preferred Stock; and

      WHEREAS, the Investor wishes to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

                                   ARTICLE I.
                              THE PREFERRED SHARES

      SECTION 1.1 AUTHORIZATION. The Company has, or before the Closing (as defined in Section 1.3) will have, duly authorized (i) the sale and issuance to the Investor of the Preferred Shares, (ii) the issuance of shares of Series A Preferred Stock to be issued pursuant to the dividend requirements set forth in the Company's Amended Certificate (as defined below) (the "Dividend Shares") and
(iii) the issuance of shares of Common Stock to be issued upon conversion of the Preferred Shares (the "Conversion Shares"). The Preferred Shares shall have the rights, restrictions, privileges and preferences set forth in the Company's Amended Certificate of Incorporation, a copy of which is attached as EXHIBIT B (the "Amended Certificate"). The Company has, or before the Closing will have, adopted and filed the Amended Certificate with the Secretary of State of the State of New York.

      SECTION 1.2 SALE OF PREFERRED SHARES. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Investor, and the Investor will purchase, for the purchase price of $1.50 per share of Series A Preferred Stock, 333,333 shares of Series A Preferred Stock.

      SECTION 1.3 CLOSING. The closing of the purchase and sale of the Preferred Shares to the Investor shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., New York time, on April 1, 2003, or at such other location, date, and time as may be agreed upon between the Company and the Investor (such closing being called the "Closing" and such date and time being called the

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"Closing  Date").  At the  Closing,  the Company  will deliver to the Investor a certificate for 333,333 shares of Series A Preferred Stock, registered in the name of such Investor, against payment to the Company of $500,000, by wire transfer, cashier's check, or other method mutually acceptable to the Company and such Investor. If at the Closing any of the conditions specified in Article IV shall not have been fulfilled, the Investor shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights such Investor may have by reason of such failure or non-fulfillment.

      SECTION 1.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares as set forth on EXHIBIT E.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedules attached hereto (the "Disclosure Schedules"), specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

      SECTION 2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Disclosure Schedules contain an accurate and complete list of the jurisdictions in which the Company has qualified to do business as a foreign corporation.

      SECTION 2.2 CORPORATE POWER. The Company has the corporate power and authority (i) to own and use its properties, (ii) to carry on its business as now conducted and as proposed to be conducted; (iii) to execute, deliver, and perform this Agreement and the Investor's Rights Agreement with the Investor, in the form attached as EXHIBIT C (the "Investor's Rights Agreement"), (iv) to issue, sell, and deliver the Series A Preferred Stock, and (v) to issue and deliver the Conversion Shares and the Dividend Shares.

      SECTION 2.3 AUTHORIZATION. The execution and delivery by the Company of this Agreement and the Investor's Rights Agreement; the performance by the Company of its obligations hereunder and thereunder; the issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock; and the issuance (or reservation for issuance) and delivery of the Conversion Shares and the Dividend Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the bylaws of the Company, as amended, or any provision of any indenture, agreement, or other instrument to which the Company or any Subsidiary, or any of their properties or assets, is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien,


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charge, restriction,  claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Subsidiary.

      SECTION 2.4 VALIDITY. This Agreement and the Investor's Rights Agreement, when executed and delivered, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor's Rights Agreement may be limited by applicable federal or state securities laws.

      SECTION 2.5 VALID ISSUANCE. The shares of Series A Preferred Stock and the Dividend Shares have been duly authorized and, when issued, sold and delivered (or paid as applicable with respect to the Dividend Shares) in accordance with this Agreement, will be validly issued, fully paid, and nonassessable shares of Series A Preferred Stock, and will be free and clear of all liens, charges, restrictions, claims, and encumbrances, except as set forth in this Agreement, the Amended Certificate, the Investor's Rights Agreement and applicable federal and state securities laws. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Series A Preferred Stock and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims, and encumbrances except as set forth in this Agreement, the Amended Certificate, the Investor's Rights Agreement and applicable federal and state securities laws. Neither the issuance, sale, or delivery of the Series A Preferred Stock nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any Person which has not been waived or which has not elapsed.

      SECTION 2.6 NO INTEGRATION. The Company has not, directly or through any agent, during the six-month period ending on the date of this Agreement, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Preferred Shares to fail to be entitled to the exemption afforded by Rule 506 of Regulation D or under Section 4(2) of the Securities Act.

      SECTION 2.7 OFFERING. Subject in part to the truth and accuracy of the representations and warranties of the Investor set forth in Article III, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any agent on its behalf has conducted any general solicitation (as such term is used in Regulation D under the Securities Act) in connection with the offer and sale of the Series A Preferred Stock. The Company has not made any general advertising (as such term is used in Regulation D under the Securities Act) relating to the sale of the Series A Preferred Stock.

      SECTION 2.8 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any federal, state, or other governmental agency or instrumentality is or will be necessary for (i) the valid execution, delivery, and performance by


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the Company of this Agreement or the Investor's Right Agreement, (ii) the offer, issuance, sale and delivery of the Series A Preferred Stock, (iii) upon conversion thereof, the offer, issuance, and delivery of the Conversion Shares, or (iv) upon payment in accordance with the provisions of the Amended Certificate, the issuance and delivery of the Dividend Shares, other than (a) filings pursuant to federal or state securities laws (all of which filings have been made by the Company, other than those that are required to be made after the Closing and that will be duly made on a timely basis) in connection with the sale of the Series A Preferred Stock and (b) with respect to the Investor's Rights Agreement, the registration of the shares covered thereby with the SEC and filings pursuant to state securities laws.

      SECTION 2.9 SUBSIDIARIES. Except as set forth in Part 2.9 of the Disclosure Schedule, the Company does not own, directly or indirectly, any securities of any Person that does not qualify as a Subsidiary. Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or professional corporation, limited liability company, partnership, or limited partnership under the laws of the jurisdiction of its organization, has the power and authority to own or lease and operate the properties now owned or leased thereby, and is duly licensed or qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares, membership interests, or partnership interests of each Subsidiary has been duly and validly issued, are fully paid and nonassessable, and were issued in accordance with all applicable federal and state securities laws and regulations. All of such shares, membership interests, or partnership interests of each Subsidiary are owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim, or equity. The Company has furnished (or will furnish at or prior to the Closing) counsel to the Investor with a true and complete copy of each of the Subsidiaries' organizational documents as amended and in effect on the date hereof, certified by the Secretary of State of each jurisdiction in which such Subsidiaries are organized, and each of the Subsidiaries' bylaws or operating agreements, as amended and in effect on the date hereof. The Disclosure Schedules contain a complete list of the
Subsidiaries, containing the state of incorporation and all foreign qualifications and setting forth any minority ownership interest therein.

      SECTION 2.10 CAPITALIZATION.

            (a) The authorized capital of the Company will consist immediately prior to the Closing of:

                  (i) PREFERRED STOCK. 2,000,000 shares of preferred stock, $.0001 par value per share, of which 500,000 shares have been designated as Series A Preferred Stock, none of which are outstanding. The rights, restrictions, privileges and preferences of the Series A Preferred Stock are as stated in the Amended Certificate.

                  (ii) COMMON STOCK. 100,000,000 shares of Common Stock, $.0001 par value per share, of which 10,219,407 shares are issued outstanding.


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                  (iii) OPTIONS. The Company has outstanding options to purchase
2,790,399 shares of Common Stock, all of which were granted pursuant to its 1996 Stock Option Plan (the "Option Plan"). 709,601 shares of Common Stock are authorized under the Option Plan for issuance upon the exercise of equity incentives that have not yet been granted.

                  (iv) WARRANTS. The Company has issued warrants to purchase 572,222 shares of Common Stock.

            (b) The outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

            (c)  Except  for (i)  the  conversion  privileges  of the  Series  A
Preferred Stock, (ii) the rights provided in the Investor's Rights Agreement, and (iii) the Investor Warrant (as defined in Section 4.9) and currently outstanding options, warrants and other convertible securities discussed in
Section 2.10(a) above and as otherwise set forth on Part 2.10(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or exchangeable for, or exercisable into, the Company's capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's Knowledge, there is no agreement or understanding between any Persons that (i) affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company or (ii) except as otherwise set forth in this
Section 2.10, involves an instrument whose value is based on the Company's capital stock, including, but not limited to, any derivative instrument, phantom stock plan or stock appreciation right.

      SECTION 2.11 FINANCIAL STATEMENTS AND REPORTS.

            (a) The financial statements of the Company and its Subsidiaries included in the Company's filings with the SEC for the last three (3) fiscal years, the audited financial statements as of December 31, 2002 and for the year ended December 31, 2002 and the unaudited financial statements of February 28, 2003 and for the two months then ended (including the related notes) complied as to form, as of their respective dates of filing with the SEC, if applicable, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the
SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of the Company and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect). Except (A) as reflected in the Company's audited financial statements at December 31, 2002 (the "Most Recent Financial Statements") or


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liabilities  described in any notes  thereto (or  liabilities  for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since December 31, 2002 consistent with past practice or in connection with this Agreement or the
transactions   contemplated   hereby,   neither  the  Company  nor  any  of  its
Subsidiaries has any material liabilities or obligations of any nature. Deloitte & Touche LLP, who have expressed their opinion with respect to the audited financial statements of the Company and its Subsidiaries included in the Company's filings with the SEC (including the related notes), are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

            (b) The Company heretofore has provided to counsel to the Investor complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 ("SOX") and hereby reaffirms, represents and warrants to the Company the matters and statements made in such certificates.

      SECTION 2.12 CONTROLS. Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which are effective for gathering, analyzing and disclosing the information the Company is required to timely disclose in the reports it files under the Exchange Act.

      SECTION 2.13 SEC REPORTS. Except as set forth on Schedule 2.13, the Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998. Except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement, the Company has made available to counsel to the
Investor copies in the form filed with the SEC of (i) the Company's Annual Reports on Form 10-K for each fiscal year of the Company beginning since January 1, 2000, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause
(ii) above, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. ss.1350 (Section 906 of SOX) with respect to any report referred to in clause (i) or (ii) above, (y) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Investor pursuant to this Section 2.13 filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii),
(iii), (iv) and (v) above are, collectively, the "Company SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the
"Filed Company SEC Reports"), and (vi) all comment letters received by the Company from the staff of the SEC since January 1, 2000 and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports and the draft Annual Report on Form 10-K for the year ended December 31, 2002 attached hereto on Schedule 2.13 (the "2002 10-K")(x) complied as to form in all material respects with the requirements of the


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Securities  Act and the  Exchange  Act,  as the case may be,  and the  rules and regulations thereunder and (y) did not at the time they were filed with the SEC (or delivered herewith with respect to the 2002 10-K), contain any untrue statement of a material fact or omit to state a material fact or required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Company maintains the disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Except as set forth on PART 2.13 of the Disclosure Schedule, to the Company's knowledge, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2000. As used in this Section 2.13, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

      SECTION 2.14 CHANGES. Except as set forth on PART 2.14 of the Disclosure Schedule, since December 31, 2002 there has not been:

            (a) any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary except changes in the ordinary course of business consistent with past practice that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

            (c) any waiver by the Company or any Subsidiary of a material right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

            (e) any material change or amendment to a material contract or arrangement by which the Company, any Subsidiary or any of their respective assets or properties is bound or subject;

            (f) any material change in any compensation arrangement or agreement with any employee;

            (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;


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            (h) any  resignation  or termination of employment of any officer of the Company or any Subsidiary; and the Company does not know of the impending resignation or termination of employment of any such officer;

            (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary, except for losses of retainer customers in the ordinary course of business which did not have a Material Adverse Effect;

            (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (k) any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

            (m) to the Company's Knowledge, any other event or condition of any character that might have a Material Adverse Effect; or

            (n) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section.

      SECTION 2.15 LITIGATION. Except as set forth in Part 2.15 of the Disclosure Schedule, there is no (i) action, suit, claim, proceeding, or investigation pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary, or, to the Company's Knowledge, against any officer, key employee or stockholder who holds not less than 5% of the Company's outstanding capital stock (a "Major Stockholder") of the Company or any Subsidiary in his or her capacity as such, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary (including without limitation any inquiry as to the qualification of the Company or any Subsidiary to hold or receive any license or permit), or, to the Company's Knowledge, against any officer, key employee or Major Stockholder of the Company or any Subsidiary in his or her capacity as such, and to the Company's Knowledge, there is no basis for any of the foregoing which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Company has not received any written opinion or memorandum from legal counsel to the effect that the Company or any Subsidiary is exposed, from a legal standpoint, to any liability or disadvantage that could result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction, or decree known to or served upon it of any


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court or of any federal,  state,  municipal,  or other governmental  department, commission, board, bureau, agency, or instrumentality, domestic or foreign which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There is no action or suit by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

      SECTION 2.16 INTELLECTUAL PROPERTY. PART 2.16 of the Disclosure Schedules contains a complete list of patents, registered trademarks, registered service marks, and material unregistered trademarks and service marks, copyrights, Internet domain names and pending patent, trademark, service mark and copyright applications of the Company and the Subsidiaries. The Company and the
Subsidiaries have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, Internet domain names, trade secrets, information, proprietary rights, computer software, object code, source code, archives, data, databases, data history and processes (collectively, the "Intellectual Property") materially necessary for their respective businesses as now conducted and as proposed to be conducted without any known conflict with or infringement of the rights of others. Except as set forth in PART 2.16 of the Disclosure Schedules, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other Person. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting their respective businesses as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. Neither the Company nor any Subsidiary is aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any Subsidiary or that would materially conflict with the Company's or any Subsidiary's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investor's Rights Agreement, nor the carrying on of the Company's or any Subsidiary's business by the employees of the Company or any Subsidiary, nor the conduct of the Company's or any Subsidiary's business as proposed, will, to the Company's Knowledge, materially conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor any Subsidiary believes it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or any Subsidiary, except for inventions that have been assigned to the Company.

      SECTION 2.17 PROPRIETARY INFORMATION. Each of the employees, officers and consultants of the Company has a validly existing agreement providing for confidentiality and protection of intellectual property (a "Proprietary Information Agreement") with the Company (except for an immaterial number of non-key employees), such agreements are in full force and effect, and copies of such agreements have been made available to counsel to the Investor. No third party has claimed or, to the Company's Knowledge, has reason to claim that any person employed by or affiliated with the Company or any Subsidiary has (i) violated or may be violating any of the terms or conditions of his employment, non-competition, or non-disclosure agreement with such third party; (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Company's Knowledge, no person employed by or affiliated with the Company or any Subsidiary has violated any confidential relationship that such person may have had with any third party, in connection with the development or sale of any service or proposed service of the Company or any Subsidiary.

      SECTION 2.18 INSURANCE. The Company and the Subsidiaries have in full force and effect fire and casualty insurance policies, products liability, and errors and omissions insurance in reasonable amounts customary for companies similarly situated. PART 2.18 of the Disclosure Schedules contains a complete list of all insurance policies for the Company and the Subsidiaries in effect as of the date hereof and a list of any claims filed thereunder.

      SECTION 2.19 TAXES. The Company and each Subsidiary have filed all tax returns and reports as required by law (subject to permitted extensions) except where the failure to file any such return(s) would not involve the payment of an aggregate of more than $10,000 in taxes, penalties and interest. These returns and reports are true and correct in all material respects. The Company and each Subsidiary have paid all taxes and other assessments due (whether or not shown on any return) except for those taxes being contested in good faith. The provision for taxes of the Company as shown in the Most Recent Financial Statements is adequate for taxes due or accrued as of the date thereof. Neither the Company nor any Subsidiary has elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has the Company or any Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Neither the Company nor any Subsidiary has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge except such which individually or in the aggregate could not reasonably be expected to involve the payment of an aggregate of $10,000 in taxes, penalties and interest. None of the Company's or any Subsidiary's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Most Recent Financial Statements, the Company and each Subsidiary have made adequate provisions on their books of account for all taxes, assessments and governmental charges with respect to their businesses, properties and operations for such period. The Company and each Subsidiary have withheld or collected from each payment made to each of their employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers, agencies or authorized depositaries.

      SECTION 2.20 OTHER AGREEMENTS. Except as set forth in PART 2.20 of the Disclosure Schedules or as contemplated by this Agreement or the Investor's Rights Agreement hereto, neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral:

            (a) agreement, involving more than $25,000, with any supplier containing any provision permitting any party other than the Company or a Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or a Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event;

            (b) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, or equipment which individually are in excess of its normal operating requirements;

            (c) agreement for the employment of any officer, employee, or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis;

            (d) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option, or other plan, agreement, or understanding pursuant to which benefits are provided to any employee of the Company or the Subsidiaries (other than the Employee Plans applicable to employees and disclosed under Section 2.24);

            (e) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or the Subsidiaries;

            (f) guaranty of any obligation for borrowed money or otherwise;

            (g) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, or right of first refusal or preemptive rights agreement relating to any securities of the Company or the Subsidiaries;

            (h) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has loaned or advanced or agreed to loan or advance money, except, in each case, for advances to employees of such entity in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for such entity;

            (i) agreement or obligation (contingent or otherwise) to issue, sell, or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

            (j) agreement under which it has granted any Person any registration rights, including piggyback rights;

            (k) agreement under which it has limited or restricted its right to compete with any Person in any respect;

            (l) other agreement, or group of related agreements with the same party or any group or affiliated parties, involving more than $50,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or a Subsidiary without penalty upon notice of thirty
(30) days or less; or

            (m) other agreement, instrument, commitment, plan, or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-l if the Company or the Subsidiaries were registering securities under the Securities Act.

      SECTION 2.21 LOANS TO EXECUTIVE OFFICERS AND DIRECTORS. The Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. PART 2.21 of the Disclosure Schedule identifies any extension of credit maintained by the Company to which the second sentence of
Section 13(k)(1) of the Exchange Act applies.

      SECTION 2.22 TRANSACTIONS WITH AFFILIATES. To the Company's Knowledge, no employee, Major Stockholder, officer or director of the Company or any Subsidiary or member of his or her immediate family has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, Major Stockholders, officers or directors of the Company or any Subsidiary and members of their immediate families may hold not more than 5% of the capital stock in another publicly traded company that may compete with the Company or any Subsidiary. No member of the immediate family of any stockholder, officer or director of the Company is directly or indirectly interested in any material contract with the Company or any Subsidiary.

      SECTION 2.23 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any Subsidiary is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's Knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's Knowledge, threatened, nor is there any labor organization activity involving the Company's or any Subsidiary's employees. To the Company's Knowledge, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. To the Company's Knowledge, the Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

      SECTION 2.24 EMPLOYEE BENEFIT PLANS.

            (a) PART 2.24 of the Disclosure Schedules contains a list of each Employee Plan that covers any employee of the Company or any Subsidiary. With respect to each Employee Plan, the Company has provided to counsel to the Investor the most recently filed

Form 5500 and a copy of such Employee Plan. The Company has filed all Form 5500s required to be filed by the Company (subject to permitted extensions).

            (b) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. Neither the Company nor any Subsidiary, nor their ERISA Affiliates, have incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA. None of the Employee Plans or other arrangements listed in the Disclosure Schedules covers any non-United States employee or former employee of such entities. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

            (c) Each  Employee  Plan  that is  intended  to be  qualified  under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to counsel to the Investor copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

            (d) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such Employee Plan. Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations, or causes of action pending or, to the Knowledge of the Company, threatened against any Employee Plan or any fiduciary thereof by any participant, beneficiary, or governmental agency.

            (e) All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected in the Most Recent Financial Statements. There has been no amendment to, written interpretation of, or announcement (whether or not written) by the Company or any Subsidiary, or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

            (f) There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. With respect to the employees and former employees of the Company and the Subsidiaries, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No employee of the Company or any Subsidiary will become entitled to any bonus, retirement, severance, or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby. Neither the Company nor any Subsidiary has, nor is any such entity reasonably expected to have, any liability under Title IV of ERISA.

            (g) Except as set forth on PART 2.24(G) of the Disclosure Schedule, neither the Company nor any Subsidiary has a 401(k) plan that requires a matching contribution from the Company or any Subsidiary.

      SECTION 2.25 SIGNIFICANT SUPPLIERS AND CUSTOMERS. PART 2.25 of the Disclosure Schedule lists (i) the ten largest suppliers of the Company and its Subsidiaries, on a consolidated basis, for each of the fiscal years ended December 31, 2001 and 2002, and (ii) the ten largest customers or other sources of revenue of the Company and its Subsidiaries, on a consolidated basis, for each of the fiscal years ended December 31, 2001 and 2002. No such supplier or customer has terminated, materially reduced or, to the Company's Knowledge, threatened to terminate or materially reduce its services or other transactions to or purchases from the Company or any of its Subsidiaries.

      SECTION 2.26 ENVIRONMENTAL LAWS. The Company and the Subsidiaries, and the operation of their respective businesses, and any real property that such entities own, lease, or otherwise occupy or use (the "Premises") are in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances except for noncompliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Part 2.26 of the Disclosure Schedule, neither the Company nor any Subsidiary has received any citation, directive, letter, or other written communication or any written notice of any proceeding, claim, or lawsuit from any Person arising out of the ownership or occupation of the Premises, or the conduct of the Company's and/or the Subsidiaries' operations, and the Company is not aware of any basis therefor. Neither the Company nor any Subsidiary has caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at, or near the Premises and, to the Company's Knowledge, neither the Premises nor any property at or near the Premises has been subject to a release of any Hazardous Substance.

      SECTION 2.27 COMPLIANCE WITH LAWS. The operations of the Company and the Subsidiaries have been conducted in compliance with all Applicable Laws and regulations, including, without limitation, all rules, regulations and requirements of SOX and the SEC as well as all applicable laws, regulations, orders, and requirements promulgated by any governmental authority of competent jurisdiction and relating to consumer protection, equal opportunity, health care industry regulation, environmental protection, fire, and occupational safety matters, except for noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Part 2.27 of the Disclosure Schedules, neither the Company nor any
Subsidiary   has  received   written   notice  of  any   violation  (or  of  any
investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any Applicable Law, and to Knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any Applicable Law has been threatened or contemplated. The Company has no Knowledge of any pending legislation or regulation that would have a Material

Adverse Effect on (i) the business of the Company and the Subsidiaries, taken as a whole, or (ii) the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith.

      SECTION 2.28 PERMITS. The Company and each Subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as now being conducted by them, the lack of which could have a Material Adverse Effect, and the Company believes it and each Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of their respective businesses as planned to be conducted. Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

      SECTION 2.29 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now, nor has it ever been, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company and each Subsidiary has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns that are required under Section 1.897-2(h) of such Regulations.

      SECTION 2.30 MINUTE BOOKS. The minute books of the Company and each Subsidiary provided to counsel to the Investor contain a complete summary of all meetings of directors and stockholders for the last three (3) fiscal years and reflect all transactions referred to in such minutes accurately in all material respects.

      SECTION 2.31 QUALIFIED SMALL BUSINESS STOCK. The Preferred Stock, Dividend Shares and Conversion Shares constitute "qualified small business stock" as defined in section 1202(c) of the Internal Revenue Code.

      SECTION  2.32  PROCEED  RESTRICTIONS.  The Company  acknowledges  that the
Investor herein represents that it is a federally licensed small business investment company subject to the regulations promulgated by the U.S. Small Business Administration (the "SBA") relating to the small business investment company program (the "SBIC Regulations"). The SBIC Regulations prohibit certain uses of proceeds of loans made by small business investment companies, as follows: personal use of loan proceeds by stockholders, officers, and employees of the company; any relending or reinvestment of loan proceeds, if the company's primary business activity involves, directly or indirectly, providing funds to others, purchasing debt obligations, factoring or the long-term leasing of equipment with no provision for maintenance or repair; purchasing any stock in or providing capital to any small business investment company; making any real estate purchases if the company is classified under Major Group 65 of the Standard Industrial Classification Manual, unless such transaction would otherwise be exempt by virtue of Section 901(c) of the SBIC Regulations; any use of proceeds that is contrary to the public interest including, but not limited to, activities which are in violation of law or inconsistent with free competitive enterprise; or foreign investments and use outside the United States, except as permitted under Section 901(g) of the SBIC Regulations. The Company represents, covenants and agrees that no portion of the proceeds will be used for any of the foregoing prohibited purposes and that any prohibited use of any portion of the proceeds will constitute a material breach of this Agreement.

      SECTION 2.33 SOLVENCY. Except as disclosed on Part 2.33 of the Disclosure Schedule, the Company and each of its "significant subsidiaries" (as that term is defined by Rule 1-02 of Regulation S-X promulgated under the Securities Act) are, and immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to a particular date, that on such date, (i) the fair market value of the total assets of each of the Company and its Subsidiaries exceeds their respective total liabilities (including, without limitation, stated liabilities and contingent liabilities), and (ii) the Company and each of its Subsidiaries is currently able to pay its debts as they come due or mature. None of the Company nor any of its "significant subsidiaries" has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy, insolvency, debtor relief, reorganization or similar law, nor does the Company have any Knowledge or reason to believe that creditors of the Company and its Subsidiaries have initiated or intend to initiate involuntary bankruptcy or similar proceedings.

      SECTION 2.34 DISCLOSURE. Neither this Agreement, any Schedule or Exhibit to this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

      The Investor represents and warrants to the Company that:

      SECTION 3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and the Investor's Rights Agreement and that such agreements have been duly executed and delivered by it and constitute the legal, valid, and binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investor's Rights Agreement may be limited by applicable federal or state securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of any securities laws. The Investor is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer.

      SECTION 3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The shares of Series A Preferred Stock being purchased by the Investor, the Divided Shares and the Conversion Shares are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of any securities laws.

      SECTION 3.3 DISCLOSURE OF INFORMATION. Such Investor has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management, the terms and conditions of the offering of the Series A Preferred Stock and has received and reviewed the Company SEC Reports filed since April 1, 2002.

      SECTION 3.4 INVESTMENT EXPERIENCE. Such Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof including a complete loss of its investment.

      SECTION 3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Series A Preferred Stock.

      SECTION 3.6 RESTRICTED SECURITIES. Such Investor understands that the Series A Preferred Stock it is purchasing, the Dividend Shares and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      SECTION 3.7 LEGENDS. It is understood that the certificates evidencing the Series A Preferred Stock and Conversion Shares may bear the following legends:

            (a) "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired for investment and may not be offered for sale, sold, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required."

            (b) Any legend imposed or required by applicable state securities laws.

      SECTION 3.8 GENERAL SOLICITATION. The Investor did not learn of the offer and sale of the Series A Preferred Stock as a result of any general advertising or any general solicitation.

                                   ARTICLE IV.
                  CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

      The obligations of the Investor under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      SECTION 4.1 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      SECTION 4.2 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and their counsel, and the Investor and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

      SECTION 4.3 SUPPORTING DOCUMENTS. The Investor and its counsel shall have received copies of the following documents:

            (a) (i) the Amended Certificate, certified as of a recent date by the Secretary of State of the State of New York; (ii) the organizational documents of each Subsidiary in effect as of the Closing Date, certified by the Secretary of State of the state of its organization; and (iii) certificates, as of the most recent reasonably practicable dates, as to the corporate good standing of the Company and each Subsidiary issued by the Secretary of State of the jurisdictions in which the Company and each Subsidiary is organized, conducting business, or otherwise required to be licensed or qualified.

            (b) a certificate of the Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the Bylaws of the Company and the bylaws or operating agreements of each Subsidiary as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement and the Investor's Rights Agreement, the issuance, sale, and delivery of the Series A Preferred Stock and the reservation, issuance, and delivery of the Conversion Shares and Dividend Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Investor's Rights Agreement; (iii) that the Certificate of Incorporation has not been amended since the filing of the Amended Certificate; and (iv) to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Investor's Rights Agreement, the stock certificates representing the Series A Preferred Stock and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this Section; and

            (c) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investor or their counsel reasonably may request in writing.

      SECTION 4.4 KEY MAN INSURANCE. The Company shall have in full force and effect $3,000,000 of a key man insurance policy insuring the life of David Walke, with proceeds payable to the Company, with terms and conditions reasonably satisfactory to the Investor.

      SECTION 4.5 OPINION OF COMPANY'S COUNSEL. The Investor shall have received from Kane Kessler, P.C., counsel for the Company, an opinion dated the Closing Date, substantially in the form of EXHIBIT D hereto.

      SECTION 4.6 INVESTOR'S RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Investor's Rights Agreement.

      SECTION 4.7 SIMULTANEOUS CLOSING OF GUIDELINE RESEARCH CORPORATION. Simultaneously with the Closing of the transactions contemplated hereby, the Company shall close the acquisition of Guideline Research Corporation. The parties hereto acknowledge and agree that the representations and warranties set forth herein, and the exceptions thereto as set forth in the Disclosure Schedules, include Guideline Research Corporation as a wholly owned Subsidiary of the Company.

      SECTION 4.8 SIMULTANEOUS CLOSING OF LOAN. Simultaneously with the Closing of the transactions contemplated hereby, the Company shall execute and deliver a secured promissory note in favor of the Investor in the amount of $3,000,000, together with the related loan and security agreements.

      SECTION 4.9 WARRANT. Simultaneously with the Closing of the transactions contemplated hereby, the Company shall issue the Investor a warrant to purchase up to 675,000 shares of Common Stock at an exercise price of $0.01 per share, substantially in the form of EXHIBIT F (the "Investor Warrant").

      SECTION 4.10 CLOSING FEE. Simultaneous with the Closing, the Company shall have paid to the Investor a closing fee in the amount of $12,500 (the "Closing Fee"); provided, however, that the Investor acknowledges that the Company has prepaid a portion of the Closing Fee in the form of an acceptance fee in the amount of $10,000.

      SECTION 4.11 EXPENSES OF INVESTOR. Simultaneous with the Closing, the Company shall have paid in accordance with Section 7.2 the expenses of the Investor invoiced at the Closing.

      SECTION 4.12 SBA APPROVAL. Any approvals or waivers needed from the SBA for the purchase of the Preferred Shares by the Investor will have been obtained. The Company will have completed, executed and delivered to the Investor a Size Status Declaration on SBA Form 480, a Non-Discrimination Certificate on SBA Form 652, a Portfolio Financing Request on SBA Form 1031 and such other documents as the Investor will have reasonably requested.

      SECTION 4.13 NO INJUNCTION. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by this Agreement.

      SECTION 4.14 NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been restricted or suspended by the SEC or any market or exchange where such Common Stock is traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

                                   ARTICLE V.
                                    COVENANTS

      SECTION 5.1 INTEGRATION. The Company will not offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Preferred Shares to the Investor to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

      SECTION 5.2 DISCLOSURES. The Company, promptly following the Closing, will
(i) issue a press release, in a form reasonably acceptable to the Investor announcing the sale of the Preferred Shares, (ii) file such press release and other appropriate information with the SEC on Form 8-K and (iii) include in the filing of its next Form 10-Q or Form 10-K, as applicable, appropriate disclosures relating to the sale of the Preferred Shares, including, without limitation, the disclosure required by Item 701 of Regulation S-K. The Company shall, from and after the Closing, timely file all Company SEC Reports, comply with all requirements under the Exchange Act, and otherwise comply with the requirements of Sections 2.11 and 2.13 hereof.

      SECTION 5.3 FILING OF 2002 10-K. The Company shall file its Annual Report with the SEC on Form 10-K for the year ended December 31, 2002 no later than April 15, 2003 in accordance with Rule 12b-25 of the Exchange Act.

                                   ARTICLE VI.
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

      The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

      SECTION 6.1 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered $500,000.

      SECTION 6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                  ARTICLE VII.
                                  MISCELLANEOUS

      SECTION 7.1 INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Investor, its officers, directors, employees, and Affiliates (the "Indemnified Parties") from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") that may be imposed upon, incurred by, or asserted against any Indemnified Party, relating to or arising out of any claims by third parties relating to or arising out of the transactions contemplated hereby except, in each case, to the extent resulting from such

Investor's gross negligence, bad faith, or willful misconduct (including any willful breach of fiduciary duties).

      SECTION 7.2 EXPENSES. The Company will pay (i) all reasonable fees and expenses incurred by the Investor in connection with entering into the transactions contemplated in this Agreement including without limitation the reasonable fees and expenses of counsel to the Investor incurred in connection with entering into this Agreement, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers requested by the Company
(whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, or the Amended Certificate and
(iii) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby or the Amended Certificate; provided, however, that with respect to the fees and expenses described in clause (i) above, the Company shall not be obligated to pay such fees and expenses incurred in connection with the Closing to the extent the amount of such fees and expenses exceeds $50,000.

      SECTION 7.3 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. Notwithstanding anything in this Section 7.3 to the contrary, the representations and warranties contained in Section 2.10 of this Agreement shall survive indefinitely.

      SECTION 7.4 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      SECTION 7.5 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Series A Preferred Stock or Conversion Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      SECTION 7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address noted below, or at such other address as such party may designate by ten (10) days' advance written notice to the Company (who shall provide such other address to the Investor upon request):

            (a) if to the Company, at 625 Avenue of the Americas, 2nd floor, New York, NY 10011, Attn: David Walke, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, NY 10019, Attn: Robert L. Lawrence; and

            (b) if to the Investor, at 172 Second Avenue North, Suite 112, Nashville, TN 37201, Attn: Joseph D. O'Brien III, with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, TN 37238, Attn: Howard H. Lamar III.

      SECTION 7.7 GOVERNING LAW. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof (a "Claim"), shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 7.8 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, the Amended Certificate and the Investor's Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supercedes any and all prior agreements of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

      SECTION 7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or by electronic transmission of an executed counterpart of any signature page to this Agreement to be executed hereunder shall have the same effectiveness as the delivery of a manually executed counterpart thereof.

      SECTION 7.10 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      SECTION 7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      SECTION 7.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the day and year first above written.

                                             FIND/SVP, INC.

                                             By: /s/ David Walke
                                                 -------------------------------
                                             Name:  David Walke
                                             Title: Chief Executive Officer


                                             INVESTOR:

                                             PETRA MEZZANINE FUND, L.P.

                                             By: Petra Partners, LLC
                                             Its General Partner

                                             By: /s/ Joseph D. O'Brien III
                                                 -------------------------------
                                             Name:  Joseph D. O'Brien III
                                             Title: Managing Member

Disclosure Schedules

Exhibit A         Glossary of Defined Terms
Exhibit B         Amended Certificate
Exhibit C         Investor's Rights Agreement
Exhibit D         Opinion of Company Counsel
Exhibit E         Use of Proceeds
Exhibit F         Investor Warrant

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

      The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            (a) "Affiliate" of any specified Person shall mean (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) the direct or indirect beneficial owner of thirty percent (30%) or more of the voting securities of such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            (b) "Applicable Law" means, with respect to any Person, any federal, state, or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, or other requirement of any governmental authority (including any Environmental Laws) applicable to such Person or any of its Subsidiaries.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" means the Company's common stock, par value $.0001 per share.

            (e) "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is currently maintained or contributed to by the Company, or
(B)(i) is subject to any provision of Title IV of ERISA and (ii) is currently maintained or contributed to by any of the Company's ERISA Affiliates.

            (f) "Environmental Laws" means any federal, state, or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq.

            (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            (h) "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

            (j) "Hazardous Substances" includes oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, and any other material classified as hazardous or toxic under any Environmental Laws.

            (k) "Knowledge", "known to", or other similar terms, when used in this Agreement to qualify any representation or warranty made by the Company or any Subsidiary, mean that (at the time the applicable representation or warranty is made or deemed made or repeated) any of the officers or directors of the Company and its Subsidiaries has actual (and not imputed or constructive) knowledge of certain specific facts or circumstances affecting such representation or warranty, or is actually (and not imputedly or constructively) aware of facts or circumstances which should have led a reasonable person with similar business responsibilities to conduct a reasonably-detailed investigation into such facts or circumstances and the legal consequences thereof, and such an investigation would have resulted in the investigating party having actual (and not imputed or constructive) knowledge of specific facts or circumstances affecting such representation or warranty.

            (l) "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets, affairs, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have any such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

            (m) "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

            (n) "Person" means an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency, or any agency or political subdivision thereof, or other entity.

            (o) "Preferred Stock" means the Company's preferred stock, par value $.0001 per share.

            (p) "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

            (q) "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (r) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

            (s) "Subsidiary" shall mean any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total equity interest or total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or any Subsidiary of the Company, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or any Subsidiary of the Company. For purposes hereof, the Company or any Subsidiary of the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, limited liability company, association or other business entity. "Subsidiary" shall specifically include Guideline Research Corporation.